UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2013

CTS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (574) 523-3800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
     240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
     240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 11, 2013, CTS Corporation, an Indiana Corporation (the “Company”), issued a press release announcing a restructuring to improve capacity utilization and operating profit.  The Company will simplify its global footprint by consolidating manufacturing facilities into existing locations.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On June 11, 2013, the Board of Directors of the Company authorized a program for the repurchase of up to one million of the Company’s outstanding common shares, in the open market or in privately negotiated transactions.  The one million shares represent approximately three percent of the Company’s 33.6 million outstanding common shares. This repurchase authorization will replace the Company’s current stock buyback authorization after the remaining 318,100 shares available under the current program are repurchased.  The purchases will be made from generally available funds of the Company.  The amount, timing and price of purchases will depend on market conditions and other factors.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.                                Exhibit Description

99.1                                    Press Release dated June 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

By:           /s/ John R. Dudek
Name:            John R. Dudek
Title:              Vice President, General Counsel and Secretary

Date:  June 14, 2013

EXHIBIT INDEX

Exhibit No.                                Exhibit Description

99.1                                    Press Release dated June 11, 2013